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                          The Ashton Technology Group
                           Announces Nasdaq Delisting


PHILADELPHIA, PA - November 7, 2001 - The Ashton Technology Group, Inc. (NASDAQ:ASTN) announced today that it received notice from the Nasdaq Listing Qualifications Panel that its securities will be delisted from The Nasdaq National Market effective November 7, 2001. Ashton's securities will immediately begin trading on the OTC Bulletin Board.

Ashton is an eCommerce company that develops and operates electronic trading and intelligent matching systems for the global financial securities industry. Its focus is to develop and operate alternative trading systems, serving the needs of exchanges, institutional investors and broker-dealers in the U.S. and internationally. Its goal is to enable these market participants to trade in an electronic global trading environment that provides large order size, absolute anonymity, no market impact and lower transaction fees.

The forgoing press release contains forward-looking statements based on current management expectations. A variety of important factors could cause results to differ materially from such statements. Factors and other risks that could cause actual results to differ from current expectations are described in greater detail in Ashton's filings with the Securities and Exchange Commission, including those on forms 10-K and 10-Q.


Ashton Investor Relations and Media Contact:
Christine Geisser, Director of Corporate Relations
Telephone:  (215) 789-3300, Telefax: (215) 789-3397
1835 Market Street, Suite 420, Philadelphia, PA 19103, USA
Websites: www.ashtontechgroup.com and www.evwap.com.
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Shareholder email:  shquestions@ashtontechgroup.com.
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